UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

BUCYRUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 000-50858

Delaware (State of Incorporation)	39-0188050 (IRS Employer Identification No.)

P.O Box 500

1100 Milwaukee Avenue

South Milwaukee, Wisconsin 53172

(Address of Principal Executive Offices and Zip Code)

(414) 768-4000

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(   ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(   ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(   ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(   ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

See Item 7.01. Regulation FD Disclosure, below.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 19, 2006, Bucyrus International, Inc. (“Bucyrus” or the “Company”) appointed Mark J. Knapp as Chief Accounting Officer of the Company. Mr. Knapp has held various positions with the Company since he began employment with the Company in 1985. The Company has not entered into an employment agreement with Mr. Knapp. Mr. Knapp does not have any other business relationships with Bucyrus disclosable pursuant to this item.

On July 20, 2006, the Board of Directors appointed Paul W. Jones as a director of the Company to fill a vacancy on the Company’s Board of Directors. Mr. Jones is the Chairman and Chief Executive Officer of A.O. Smith Corporation, a diversified manufacturer headquartered in Milwaukee, Wisconsin. Mr. Jones will serve a term expiring at the 2009 annual meeting of the Company’s shareholders. Mr. Jones will also serve on the Company’s Compensation Committee.

Item 7.01.	Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure”.

On July 20, 2006, the Company issued a press release announcing summary unaudited results for the three and six months ended June 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events

On July 20, 2006, Bucyrus announced that it will undertake the third phase of its multi-phase expansion program at its South Milwaukee facility. The first and second phases of the expansion, which are expected to be completed in mid-2007, will expand the Company’s facility north of Rawson Avenue to over 350,000 square feet of welding, machining and outdoor hard-goods storage space. The third phase will include the renovation of manufacturing buildings and offices, as well as the addition of new machine tools, at the Company’s existing facilities south of Rawson Avenue in South Milwaukee, Wisconsin. The third phase of the expansion program is scheduled to be completed by the fourth quarter of 2007 and is expected to cost approximately $58 million. A copy of a press release containing additional information regarding the facility expansion is attached as Exhibit 99.1 to this report and such information is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
___________	____________________________________________________________

99.1	Press Release of the Registrant, dated July 20, 2006, announcing summary unaudited results for the three and six months ended June 30, 2006 and other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.

By: Name: Title:	/s/ Craig R. Mackus —————————————— Craig R. Mackus Chief Financial Officer and Secretary

Dated: July 21, 2006